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                                                                    EXHIBIT 5.1




                       Baker, Donelson, Bearman & Caldwell
                           A Professional Corporation
                              207 Mockingbird Lane
                          Johnson City, Tennessee 37604

                                 April 26, 1999


King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620

     Re:  King Pharmaceuticals, Inc.
          Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to King Pharmaceuticals, Inc., a Tennessee corporation (the "Company"), in connection with the proposed registration by the Company of up to $150,000,000 of the Company's 10 3/4% Senior Subordinated Notes Due 2009 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Exchange Notes will be offered in exchange for the Company's issued and outstanding 10 3/4% Senior Subordinated Notes Due 2009, all as described in the Registration Statement.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Second Amended and Restated Charter and Amended and Restated Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the Exchange Notes, (iii) the Registration Statement and exhibits thereto, (iv) the form of Indenture (the "Indenture") entered into between the Company and Union Planters Bank, N.A., as trustee, (v) the Registration Rights Agreement entered into between the Company and the Initial Purchasers (as defined therein) and (vi) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.


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         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of Tennessee and the federal laws of the United States of America.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the appropriate officers of the Company have taken all necessary action to fix and approve the terms of the Exchange Notes, (iii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in accordance with the terms of the Exchange Offer, the Exchange Notes will be validly issued and binding obligations of the Company.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Tennessee or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Notes.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                 Very truly yours,


                                 /s/ Baker, Donelson, Bearman & Caldwell